Exhibit 10.88

PRICELINE.COM INCORPORATED 1999 OMNIBUS PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) made as of the 1st day of February 2005, by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and Robert J. Mylod, Jr. (the “Participant”).

W I T N E S S E T H:

Pursuant to terms of the priceline.com Incorporated 1999 Omnibus Plan (the “Plan”), the Board of Directors of the Company has authorized this Agreement.  The Participant has been granted on February 1, 2005 (the “Grant Date”), subject to execution of this Agreement, the number of restricted shares of Company Stock (the “Restricted Stock”) set forth below.  Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

1.                                       The Grant

(a)                                  Subject to the terms and conditions set forth herein, the Participant is granted twenty seven thousand (27,000) shares of Restricted Stock.

(b)                                 Subject to Section 2 hereof, nine thousand (9,000) shares of the Restricted Stock granted under this Agreement (the “Consideration Shares”) shall vest on February 28, 2006.  For avoidance of doubt, there shall be no proportionate or partial vesting of Consideration Shares prior to February 28, 2006.  All other shares of Restricted Stock granted under this Agreement which are not Consideration Shares shall be referred to as “General Shares”.

(c)                                  Subject to Section 3 hereof, all of the General Shares shall vest on February 28, 2008.

(d)                                 For purposes of this Agreement, “Continuous Service” shall mean the Participant’s service with the Company or any Subsidiary or Affiliate as an employee is not interrupted or terminated.

2.                                       Restrictions On Consideration Shares

(a)                                  If, prior to February 28, 2006, the Participant in any way fails to comply with the terms and conditions of Addendum A, all Consideration Shares shall be immediately forfeited and canceled.

(b)                                 If the Participant has a termination of Continuous Service as a result of the Participant’s death prior to February 28, 2006, all Consideration Shares shall be immediately forfeited and canceled.

(c)                                  In the event of a Change in Control occurring prior to February 28, 2006, the Participant shall be fully vested in all Consideration Shares, if  (i) the Participant was in Continuous Service immediately prior to the Change in Control and (ii) the Participant remains in Continuous Service through the date which is the earlier of February 28, 2006 or six (6) months after the effective date of the Change in Control.  In the event that the Participant’s Continuous Service is terminated prior to February 28, 2006 (other than for Cause) by the Company in anticipation of a Change in Control, then the Participant shall be fully vested in all Consideration Shares. The determination of whether the Participant’s Continuous Service is terminated by the Company in anticipation of a Change in Control shall be made by the Company, in its sole discretion.  If there is a Change in Control prior to February 28, 2006 and the Participant’s Continuous Service is terminated by the Company during the period beginning on the effective date of such Change in Control and ending on the earlier of February 28, 2006 or the date which is six (6) months after the effective date of a Change in Control, then the Participant shall be fully vested in all Consideration Shares.

3.                                       Restrictions on General Shares

(a)                                  Subject to Sections 3(b) and 3(c) below, upon the Participant’s termination of Continuous Service, the unvested portion of the General Shares shall be immediately forfeited and canceled.

(b)                                 If the Participant has a termination of Continuous Service as the result of a “Termination without Cause” or a “Termination for Good Reason” (as those terms are defined under the employment agreement executed by and between the Participant and the Company dated November 20, 2000 and amended on June 15, 2001), the Participant shall be fully vested in (i) the number of General Shares determined by multiplying the total number of General Shares granted under this Agreement by a fraction, the numerator of which is the number of full calendar months elapsed since the Grant Date and the denominator of which is 36, plus (ii) fifty percent (50%) of the total General Shares granted under this Agreement which do not become vested in accordance with clause (i) of this Section 3(b).

(c)                                  In the event of a Change in Control, the Participant shall be fully vested in all General Shares, if  (i) the Participant was in Continuous Service immediately prior to the Change in Control and (ii) the Participant remains in Continuous Service through the date which is six (6) months after the effective date of the Change in Control.  In the event that the Participant’s Continuous Service is terminated (other than for Cause) by the Company in anticipation of a Change in Control or within six (6) months after the effective date of a Change in Control, then the Participant shall be fully vested in all General Shares.  The determination of whether the Participant’s Continuous Service is terminated by the Company in anticipation of a Change in Control shall be made by the Company, in its sole discretion.

4.                                       Definition of Change in Control

(a)                                  For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)                                  individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                               the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the

Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)                              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (I) if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person, a Change in Control of the Company shall then be deemed to occur and (II) the acquisition following the Effective Date of Company Voting Securities by Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates shall be deemed not to result in a Change in Control until such time as Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates become the Beneficial Owners in the aggregate of 50% or more of the combined voting power of Company Voting Securities (and for this purpose the preceding clause (I) shall not apply).

(b)                                 For the purposes of Section 4(a), the following terms shall have the following meanings:

(i)                                     “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

(ii)                                  “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(iii)                               “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

5.                                       Nontransferability of Grant

Except as otherwise provided herein or in the Plan, no unvested Restricted Stock shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process.  Prior to the vesting of any Restricted Stock, no transfer of the Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

6.                                       Dividend and Distribution Rights

The Committee in its discretion may require any dividends or distribution paid on the Restricted Stock be held in escrow until all restrictions on such Restricted Stock have lapsed.

7.                                       Stock; Adjustment Upon Certain Events.

(a)                                  Stock to be issued under this Agreement shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.

(b)                                 The existence of this Agreement and the Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

8.                                       Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

9.                                       Other Conditions

The transfer of any shares of Restricted Stock shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Restricted Stock are in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

10.                                 Notification of Election Under Section 83(b) of the Code

If the Participant shall, in connection with the grant of Restricted Stock under this Agreement, make the election permitted under Section 83(b) of the Internal Revenue Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)

of the Internal Revenue Code), then the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

11.                                 Withholding Taxes

The Participant shall be liable for any and all U.S. federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of Restricted Stock.  When the Restricted Stock vests, the Participant shall surrender to the Company a sufficient number of whole shares of Stock as necessary to cover all applicable required withholding taxes and social security contributions related to such vesting.  The Company will provide the Participant with a cash refund for any fraction of surrendered shares of Stock not necessary for required withholding taxes and social security contributions.  Instead of requiring the Participant to surrender shares as described above, the Company may, in its discretion, (a) require the Participant to remit to the Company on the date on which the Restricted Stock vests cash in an amount sufficient to satisfy all applicable required withholding taxes and social security contributions related to such vesting, or (b) deduct from his regular salary payroll cash, on a payroll date following the date on which the Restricted Stock vests, in an amount sufficient to satisfy such obligations.

In lieu of surrendering shares of Stock to cover all applicable required withholding taxes and social security contributions, the Participant may, by providing notice to the Company within 30 days of the Grant Date (a) elect to remit to the Company on the date on which the Restricted Stock vests cash in an amount sufficient to satisfy such obligations, or (b) request the Company to deduct from his regular salary payroll cash, on a payroll date following the date on which the Restricted Stock vests, in an amount sufficient to satisfy such obligations, which request the Committee may choose to honor in its sole discretion.  Notwithstanding the foregoing, if the Participant makes an election under Section 10 above, the Participant shall remit to the Company in cash an amount sufficient to satisfy any withholding obligations at the time the notice described in Section 10 is delivered to the Company.

12.                                 Distribution of Restricted Stock

Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Sections 2 or 3 (as the case may be) and Section 5 shall lapse with respect to such vested Restricted Stock.  Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Participant a certificate evidencing such Stock.

13.                                 Miscellaneous

(a)                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.

(b)                                 No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(c)                                  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

(d)                                 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(e)                                  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(f)                                    The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(g)                                 All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(h)                                 The Plan and this Agreement constitute the entire Agreement and understanding between the parties with respect to the matters described herein and supercede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

(i)                                     This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

(j)                                     The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd

Participant

Robert J. Mylod, Jr.

Name

/s/ Robert J. Mylod, Jr.
Signature

ADDENDUM A

This Noncompetition, Nonsolicitation and Nondisclosure Agreement (the “Agreement”) is dated February 1, 2005 by and between priceline.com Incorporated, a Delaware corporation (“Company”), and Robert J. Mylod, Jr. (“Executive”).

The parties, intending to be legally bound, agree as follows:

1.                                      ACKNOWLEDGEMENTS

(a)                                  The Executive acknowledges that the Company has expended and shall continue to expend substantial amounts of time, money and effort to develop business strategies, employee and customer relationships and goodwill and build an effective organization.  The Executive acknowledges that the Executive is and shall become familiar with the Company’s Confidential Information (as defined below), including trade secrets, and that the Executive’s services are of special, unique and extraordinary value to the Company, its subsidiaries and Affiliates (as defined below).  The Executive acknowledges that the Company has a legitimate business interest and right in protecting its Confidential Information, business strategies, employee and customer relationships and goodwill, and that the Company would be seriously and irreparably damaged by the disclosure of Confidential Information and the loss or deterioration of its business strategies, employee and customer relationships and goodwill.  For purposes of this Agreement, “Affiliate” means, with respect to any specified person or entity, any other person or entity that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person or entity; and “Control” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”), as used with respect to any person or entity, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

(b)                                 The Executive acknowledges (i) that the business of the Company, its subsidiaries and Affiliates will be global in scope and without geographical limitation and (ii) notwithstanding the jurisdiction of formation or principal office of the Company, its subsidiaries and Affiliates, or any of their respective executives or employees (including, without limitation, the Executive), it is expected that the Company and its subsidiaries and Affiliates will have business activities and have valuable business relationships within its industry throughout the world.  In addition, the Executive agrees and acknowledges that the potential harm to the Company of the non-enforcement of Section 2, 3, 4 or 5 outweighs any potential harm to the Executive of its enforcement by injunction or otherwise.

(c)                                  The Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information, business strategies, employee and customer relationships and goodwill of the Company and its subsidiaries and Affiliates now existing or to be developed in the future.  The Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.  The Executive further acknowledges that although the Executive’s compliance with the covenants contained in Sections 2, 3 and 4 may prevent the Executive from earning a livelihood in a business similar to the business of the Company, the Executive’s experience and capabilities are such that the Executive has other opportunities to earn a livelihood and adequate means of support for the Executive and the Executive’s dependents.

2.                                      NONCOMPETITION AND NONSOLICITATION

(a)                                  The Executive agrees that the Executive shall not, while an employee of the Company, and for the duration of the Restriction Period (as defined below), directly or indirectly, without the prior written consent of the Company:

(i)                                     (A)                              engage in any activities, in any capacity, for or on behalf of or invest in any of the following companies or their successors (the “Competitive Activities”):  (i) any travel businesses of InterActive Corporation, provided that the restriction in this clause (i)(A)(i) shall cease to apply upon the completion of the spin-off of Expedia from InterActive Corporation; (ii) Expedia, Hotels.com & Hotwire; (iii) Sabre Group; (iv) Lastminute.com plc; (v) the following companies or divisions owned or controlled by Cendant’s Travel Distribution Services (a subsidiary of Cendant Corporation):  Orbitz, CheapTickets, Lodging.com, the Neat Group and Galileo; (vi) the following on-line travel aggregators: SideStep, Inc. (owner and operator of the website SideStep.com), Mobissimo, Inc. (owner and operator of the website Mobissimo.com), Cheapflights Limited (owner and operator of the website Cheapflights.com), Farechase, Kayak.com, or any substantially similar on-line travel search business; and (vii) on-line travel search businesses of Yahoo!, MSN, AOL or Google;

(B)                                solicit or attempt to solicit any customer or client or actively sought prospective customer or client of the Company or any of its subsidiaries or Affiliates, with respect to the businesses actively operated by the Company or any of its subsidiaries or Affiliates (it being intended that businesses owned but not operated by the Company or any of its subsidiaries or Affiliates, such as, as of the date hereof, the Company’s mortgage business, are not to be covered by this clause (B)), to purchase any travel related goods or services of the type sold by the Company or any of its subsidiaries or Affiliates from anyone other than the Company or any of its subsidiaries or Affiliates; provided, however, that the general advertisement for goods or services, other than on behalf of an entity identified in Section 2(a)(i)(A)(i) through (vii) above, shall not violate the terms of this Section 2(a)(i)(B) or

(C)                                assist any person or entity in any way to do, or attempt to do, anything prohibited by (A) or (B) above; or

(ii)                                  (A)                              solicit, recruit or hire any employees of the Company or any of its subsidiaries or Affiliates or any persons who, within one year of such solicitation, recruitment or hire, have worked for the Company or any of its subsidiaries or Affiliates;

(B)                                solicit or encourage any employee of Company or any of its subsidiaries or Affiliates to leave the services of the Company or any of its subsidiaries or Affiliates; and

(C)                                intentionally interfere with the relationship of the Company or any of its subsidiaries or Affiliates with any person who or which is employed by or otherwise engaged to perform services for the Company or any of its subsidiaries or Affiliates; provided, that neither (1) the general advertisement for employees or the general solicitation of employees by a recruiter or (2) the Executive’s being named as an employment reference for a current or former employee of the Company and responding to ordinary course inquiries made of the Executive by prospective employers of such employee in connection with such reference, shall be deemed a violation of this clause (ii).

The “Restriction Period” means the one-year period following the cessation or termination of the Executive’s employment with the Company for any reason.  The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period in which the Executive is in violation of the provisions of this Section 2.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, the foregoing covenant will not be deemed breached as a result of (i) the Executive’s passive ownership of less than an aggregate of 5% of any class of securities of a person or entity engaged, directly or indirectly, in Competitive Activities; provided, however, that such stock is listed on a national securities exchange or is quoted on the National Market System of NASDAQ; or (ii) the Executive having an ownership interest in any of the companies or businesses listed or described in Section 2(a)(i)(A)(ii) through (vii) provided that the services performed by the Executive in the course of such activities are not in any way connected with the activities of such companies or businesses.

(c)                                  If a final and non-appealable judicial determination is made that any of the provisions of this Section 2 constitutes an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of this Section 2 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction.  Moreover, notwithstanding the fact that any provision of this Section 2 is determined not to be specifically enforceable, the Company will nevertheless be entitled to recover monetary damages as a result of the Executive’s breach of such provision.

3.                                      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

(a)                                  The Executive acknowledges that the Confidential Information obtained by the Executive while employed by the Company and its subsidiaries and Affiliates is the property of the Company or its subsidiaries and Affiliates, as applicable.  Therefore, the Executive agrees that the Executive shall not disclose to any unauthorized person or entity or use for the Executive’s own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of the Executive’s acts or omissions in violation of this Agreement or (ii) were within the Executive’s possession prior to its being obtained by the Executive in the course of the Executive’s employment with the Company and its subsidiaries and Affiliates; provided, however, that if the Executive receives a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar process, (A) the Executive shall promptly notify in writing the Company, and consult with and assist the Company in seeking a protective order or request for other appropriate remedy, (B) in the event that such protective order or remedy is not obtained, or if the Company waive compliance with the terms hereof, the Executive shall disclose only that portion of the Confidential Information which, in the written opinion of the Executive’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to assure that confidential treatment shall be accorded to such Confidential Information by the receiving person or entity and (C) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof.

(b)                                 For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company and its subsidiaries and Affiliates, including, without limitation, all business information (whether or not in written form) which relates to the Company, its subsidiaries or Affiliates, or their customers, suppliers or contractors or any other third parties in respect of which the Company or its subsidiaries or Affiliates has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and which is not known to the public generally other than as a result of the Executive’s breach of this Agreement, including but not limited to:  technical information or reports; trade secrets; unwritten knowledge and “know-how”; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists.  Confidential Information will not include such information known to the Executive prior to the Executive’s involvement with the Company or its subsidiaries or Affiliates or information rightfully obtained from a third party (other than pursuant to a breach by the Executive of this Agreement).  Without limiting the foregoing, the Executive agrees to keep confidential the existence of, and any information concerning, any dispute between the Executive and the Company or its subsidiaries and Affiliates, except that the Executive may disclose information concerning such dispute to the court that is considering such dispute or to the Executive’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of such dispute).

(c)                                  Except as expressly set forth otherwise in this Agreement, the Executive agrees that the Executive shall not disclose the terms of this Agreement, except to the Executive’s immediate family and the Executive’s financial and legal advisors, or as may be required by law or ordered by a court of competent jurisdiction.  The Executive further agrees that any disclosure to the Executive’s financial and legal advisors will only be made after such advisors acknowledge and agree to maintain the confidentiality of this Agreement and its terms.

(d)                                 The Executive further agrees that the Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person or entity to whom the Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, its subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person or entity to whom the Executive has an obligation of confidentiality unless consented to in writing by the former employer or person or entity.

4.                                      RETURN OF PROPERTY

The Executive acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computer, software or intellectual property relating to the businesses of the Company and its subsidiaries and Affiliates, in whatever form (including electronic), and all copies thereof, that are received or created by the Executive while an employee of the Company or its subsidiaries and Affiliates (including but not limited to Confidential Information) are and shall remain the property of the Company and its subsidiaries and Affiliates, and the Executive shall immediately return such property to the Company upon the termination of the Executive’s employment and, in any event, at the Company’s request.  The Executive further agrees that any property situated on the premises of, and owned by, the Company or its subsidiaries and Affiliates, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice.

5.                                      NONDISPARAGEMENT

While an employee of the Company, and for the one-year period following cessation or the termination of the Executive’s employment with the Company for any reason, neither Executive nor the Company shall publicly or with the intent to become public make any statements, written or oral, which disparage or defame the goodwill or reputation of, in the Executive’s case, the Company formally or, its directors or senior officers or, in the Company’s case, the Executive.

6.                                      NOTIFICATION OF SUBSEQUENT EMPLOYER

The Executive hereby agrees that prior to accepting employment with any other person or entity during any period during which the Executive remains subject to any of the covenants set forth in Section 2, the Executive shall provide such prospective employer with written notice of such provisions of this Agreement, with a copy of such notice delivered simultaneously to the Company.

7.                                      REMEDIES AND INJUNCTIVE RELIEF

The Executive acknowledges that a violation by the Executive of any of the covenants contained in Section 2, 3, 4 or 5 would cause irreparable damage to the Company in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate.  Accordingly, the Executive agrees that, notwithstanding any provision of this Agreement to the contrary, the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in Section 2, 3, 4 or 5 in addition to any other legal or equitable remedies it may have.  The preceding sentence shall not be construed as a waiver of the rights that the Company may have for damages under this Agreement or otherwise, and all of the Company’s rights shall be unrestricted.

8.                                      CONSIDERATION.   In consideration for the Executive’s covenants herein, the Company has granted to the Executive the Consideration Shares, as defined in the Restricted Stock Agreement by and between the Company and the Executive dated February 1, 2005.

9.                                      MISCELLANEOUS

(a)                                  Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid, with written confirmation of receipt); (ii) sent by facsimile with written confirmation of transmission by the transmitting equipment, provided that a copy is sent by certified mail, return receipt requested; or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, or individual as a party may designate by notice to the other parties):

(i)                                     if to the Company, to:

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, CT  06854

Attention:  Peter J. Millones, Executive President and General

Counsel

fax:  203-299-8915

(ii)                                  if to Executive, to Executive’s address on the books and records of the Company from time to time or such other addresses as the parties may have furnished to each other pursuant to the provisions of this Section.

(b)                                 Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement executed by the parties.

(c)                                  Construction.  In this Agreement, the word “including” indicates examples of a foregoing general statement and not a limitation on that general statement.  No provision of this Agreement will be interpreted for or against any party because that party or its legal representative drafted the provision.

(d)                                 Assignments.  The Company may assign this Agreement or any of its rights and duties hereunder, without Executive’s consent, to any subsidiary or affiliate of the Company or any person or entity which acquires all or substantially all of the assets or business of the Company or any of the Company’s divisions.  This Agreement is personal to Executive and may not be assigned by Executive.  Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of Executive’s heirs, executors, administrators and permitted assigned and the Company’s successors and permitted assigns.

(e)                                  Waiver.  The parties’ rights hereunder are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege hereunder will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law:  (i) no claim or right arising out of this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided herein.  The Executive will not assert that the Company’s failure or refusal to enforce or delay in enforcing against any of its other employees or former employees any agreement containing obligations identical or similar to those contained in this Agreement constitutes a waiver of the Company’s rights hereunder.

(g)                                 Governing Law; Jurisdiction; Service of Process.  This Agreement will be governed by and construed under the laws of Connecticut without regard to conflicts of laws principles that would require the application of any other law.  Any action or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Connecticut, County of Fairfield, or, if it has or can acquire jurisdiction, in the United States District Court for Connecticut.  Each of the parties irrevocably submits to the jurisdiction of such courts in any such action or proceeding and waives any objection it may now or hereafter have to venue or convenience of forum.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

(h)                                 Counterparts.  This Agreement may be executed in one or more counterparts.

The parties have executed this Agreement on the date first written above.

priceline.com Incorporated

By:	/s/	Jeffery H. Boyd
Jeffery H. Boyd
Its:		Chief Executive Officer

EXECUTIVE

/s/ Robert J. Mylod, Jr.
Robert J. Mylod, Jr.